As filed with the Securities and Exchange Commission on September 21, 2021.

Registration No. 333-226621
Registration No. 333-224730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-226621

REGISTRATION STATEMENT NO. 333-224730

UNDER THE SECURITIES ACT OF 1933

___________________

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

___________________

Delaware	20-356182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3535 Harbor Blvd., Suite 100

Costa Mesa, California 92626

(Address of Principal Executive Offices) (Zip Code)

El Pollo Loco Holdings, Inc. Equity Incentive Plan (f/k/a 2018 Omnibus Equity Incentive Plan)

Non-Qualified Stock Option Award, Restricted Share Unit Award, Performance Share Unit Award

(Full title of the plan)

___________________

Laurance Roberts

Chief Financial Officer

El Pollo Loco Holdings, Inc.

3535 Harbor Blvd., Suite 100

Costa Mesa, California 92626

(714) 599-5000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

___________________

Copies to:

Anne Jollay Chief Legal Officer El Pollo Loco Holdings, Inc. 3535 Harbor Blvd., Suite 100 Costa Mesa, California 92626 (714) 599-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the following registration statements (the “Original Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) by El Pollo Loco Holdings, Inc. (the “Company”):

●	Registration Statement on Form S-8 (Registration No. 333-226621) filed with the SEC on August 6, 2018.
●	Registration Statement on Form S-8 (Registration No. 333-224730) filed with the SEC on May 8, 2018.

This Amendment is being filed by the Company in accordance with Rule 462(d) under the Securities Act of 1933, as amended, solely to file a Consent of Independent Registered Public Accounting Firm attached as Exhibit 23.1 hereto. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statements. No additional securities are to be registered, and registration fees were paid upon filing of the Original Registration Statements

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT ON FORM S-8

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of El Pollo Loco Holdings, Inc. (1)
4.2	Amended and Restated By-Laws of El Pollo Loco Holdings, Inc. (2)
4.3	2018 Omnibus Equity Incentive Plan*
4.4	Form of Non-Qualified Stock Option Agreement*
4.5	Form of Restricted Share Unit Award Agreement*
4.6	Form of Performance Share Unit Award Agreement*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
23.1	Consent of BDO USA LLP, independent registered public accounting firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)*
24.1	Power of Attorney (included on the signature pages to the Original Registration Statements)

* Previously filed with the Original Registration Statements

(1) Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on September 5, 2014 (File No. 001-36556) and incorporated herein by reference.

(2) Filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on September 5, 2014 (File No. 001-36556) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on September 21, 2021

EL POLLO LOCO HOLDINGS, INC.
/s/ Laurance Roberts
By:	Laurance Roberts
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

*	Director, President and Chief Executive Officer (principal executive officer)	September 21, 2021
Bernard Acoca

/s/ Laurance Roberts	Chief Financial Officer (principal financial and accounting officer)	September 21, 2021
Laurance Roberts

*	Chairman and Director	September 21, 2021
Michael G. Maselli

*	Director	September 21, 2021
Douglas J. Babb

*	Director	September 21, 2021
Samuel N. Borgese

*	Director	September 21, 2021
Mark Buller

*	Director	September 21, 2021
William R. Floyd

*	Director	September 21, 2021
Dean C. Kehler

*	Director	September 21, 2021
Carol Lynton

*	Director	September 21, 2021
John M. Roth

*Signed pursuant to a power of attorney

By: /s/ Laurance Roberts

Laurance Roberts, as attorney-in-fact